UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 8, 2010

Oil-Dri Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	001-12622	36-2048898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue Suite 400 Chicago, Illinois	60611-4213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 321-1515

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On January 8, 2010, Oil-Dri Corporation of America (the “Registrant”) terminated the employment of Brian K. Bancroft, the Company’s Vice President and Chief Procurement Officer and one of the Registrant’s named executive officers.  The termination was not for cause and is effective February 1, 2010.  The Registrant expects to allocate Mr. Bancroft’s responsibilities among other members of its leadership team.

(e)           In connection with his termination, the Registrant and Mr. Bancroft have entered into an agreement pursuant to which the Registrant will pay post-termination compensation to Mr. Bancroft.  He will continue to receive semi-monthly amounts equal to his current base salary for six months following the effective date of his termination (amounting to gross payments of $102,000), and he will be eligible to receive 50% of any annual incentive bonus for the fiscal year ending July 31, 2010, calculated under the terms of the Registrant’s Annual Incentive Plan, for which he would have been eligible had he remained a full-time employee of the Registrant.  The Registrant will also pay certain amounts in connection with Mr. Bancroft’s medical and dental insurance coverage and, under certain circumstances, will also pay him up to three additional months of salary continuation benefits.  The foregoing summary is qualified in its entirety by reference to the full and complete terms of the agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description of Exhibits

10.1	Letter Agreement, dated January 11, 2010, between the Registrant and Brian K. Bancroft

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Charles P. Brissman
Charles P. Brissman
Vice President and General Counsel

Date: January 12, 2010

Exhibit Index

Exhibit Number	Description of Exhibits

10.1	Letter Agreement, dated January 11, 2010, between the Registrant and Brian K. Bancroft